EXHIBIT 22.1

Consent of Marcus A. Luna, Esq.

               The consent of Marcus A. Luna, Esq., to include his opinion regarding the legality of the issuance of shares is set forth in Mr. Luna's opinion attached as Exhibit 5.1 to the Registration Statement on Form SB-2 dated August 5, 2005.